EX-99.p.1

UBS Global Asset Management–Americas

Code of Ethics

September 3, 2010

UBS Global Asset Management - Americas: Code of Ethics

Table of contents

1.         Introduction                                            1
2.         Types of Accounts
2.1         Covered Accounts                                                                                                                                         3
2.2         Joint Accounts                                                                                                                               3
2.3         Investment Clubs                                       3
3.         Establishing Covered Accounts
3.1         Use of Authorized Brokers                                     3
3.2         Discretionary Accounts                                      6
3.3         Reporting                                                                                                                       6
3.4         Copying Compliance Department on Statements and Confirms                       6
4.         Trading Restrictions
4.1         Definition of Security
4.2         Preclearance Requirements                                                                             7
4.3         Frequency                                         9
4.4         Holding Period                                       9
4.5         Lockout Period                                       9
4.6         Prohibited Transactions                                    10
4.7         Initial Public Offerings                                     10
4.8         Investment in Partnerships and other Private Placements                              10
4.9         Options                                          10
4.10         Futures                                                               11
5.         Reporting and Certification Requirements
5.1.         Initial Holdings Report and Certification                                11
5.2         Quarterly Transactions Report for Covered Persons and Interested Directors                      12
5.3         Quarterly Transactions Report for Independent Directors                              12
5.4	Annual Certification for Covered Persons, Interested Directors
and Independent Directors 12
6.         Administration and Enforcement
6.1         Review of Personal Trading Information                                12
6.2	Annual Reports to the Mutual Fund Boards of Directors and
UBS Global CEOs 12
6.3         Sanctions and Remedies                                       13

List of Funds                                                                                                                                             Appendix A
Trade Request Form                                             Appendix B
Outside Account Request Form                                                                                                                        Appendix C
Private Placement Request Form                                                                                                              Appendix D
Discretionary Account Attestation                                       Appendix E
Consultants and Temporary Employee Reporting Requirements                                                                                                     Appendix F
Transaction Requirement Matrix                                        Appendix G
List of Authorized Broker-Dealers                                       Appendix H
Employee Outside Affiliation / Outside Business Form                               Appendix I

UBS Global Asset Management - Americas: Code of Ethics

UBS GLOBAL ASSET MANAGEMENT-AMERICAS
Code of Ethics

1.         Introduction

UBS Global Asset Management (“UBS Global AM”)1 has many important assets.  Perhaps the most valuable is its established and unquestioned reputation for integrity.  Preserving this integrity demands the continuing alertness of every employee.  Each employee must avoid any activity or relationship that may reflect unfavorably on UBS Global AM as a result of a possible conflict of interest, the appearance of such a conflict, the improper use of confidential information or the appearance of any impropriety.  Although no written code can take the place of personal integrity, the following, in addition to common sense and sound judgment, should serve as a guide to the minimum standards of proper conduct.

UBS Global AM insists on a culture that promotes honesty and high ethical standards.  This Code of Ethics (“Code”) is intended to assist Employees in meeting the high ethical standards UBS Global AM follows in conducting its business.  The following general principles must govern your activities:

•	You have a duty to place the interests of Clients first

•	You must avoid or appropriately manage any actual or potential conflict of interests

•	You must not take inappropriate advantage of your position at UBS Global AM

•	You must comply with all applicable laws, rules and regulations of the countries in which we operate

If you violate the Code or its associated policies and procedures UBS Global AM may impose disciplinary action against you as more fully described in Section 6.3 below

This Code is designed to ensure, among other things, that all employees conduct their personal securities transactions in a manner where clients’ interests are placed first and foremost and are consistent with the law.  Any conduct that violates this Code is unacceptable and always constitutes an activity beyond the scope of the employee's legitimate employment.

The Code is designed to detect and prevent conflicts of interests between its employees, officers and directors and its Advisory Clients2 that may arise due to personal investing activities.  UBS Global AM also has established separate procedures designed to detect and prevent insider trading (“Insider Trading Policy and Procedures”), which should be read together with this Code.

Personal investing activities of “Covered Persons” (defined below) can create conflicts of interests that may compromise our fiduciary duty to Advisory Clients.  As a result, Covered Persons must avoid any transaction that involves, or even appears to involve, a conflict of interests, diversion of an Advisory Client investment opportunity, or other impropriety with respect to dealing with an Advisory Client or acting on behalf of an Advisory Client.

As fiduciaries, Covered Persons must at all times comply with the following principles:

a.
Client Interests Come First.  Covered Persons must scrupulously avoid serving their own personal interests ahead of the interests of Advisory Clients.  If a Covered Person puts his/her own personal interests ahead of an Advisory Client’s, or violates the law in any way, he/she will be subject to disciplinary action, even if he/she is in technical compliance with the Code.

1When used in this Code “UBS Global Asset Management” and “UBS Global AM” includes UBS Global Asset Management (US) Inc. and UBS Global Asset Management (Americas) Inc.

2Advisory Client means any client (including but not limited to mutual funds, closed-end funds and separate accounts) for which UBS Global AM serves as an investment adviser or sub-adviser, to whom it renders investment advice, or for whom it makes investment decisions.

UBS Global Asset Management - Americas: Code of Ethics

b.
Avoid Taking Advantage.  Covered Persons may not make personal investment decisions based on their knowledge of Advisory Client holdings or transactions.  The most common example of this is "front running," or knowingly engaging in a personal transaction ahead of an Advisory Client with the expectation that the Advisory Client's transaction will cause a favorable move in the market.  This prohibition applies whether a Covered Person's transaction is in the same direction as the transaction placed on behalf of an Advisory Client (for example, two purchases) or the opposite direction (a purchase and sale).

If you are uncertain whether a real or apparent conflict exists in any particular situation or if you become aware of a violation, you should consult with the Compliance Department immediately.

This Code applies to UBS Global AM and the registered investment companies for which UBS Global AM serves as investment manager, investment advisor and/or principal underwriter (“Funds”) that are listed on Appendix A (which may be amended from time to time).  The Code sets forth detailed policies and procedures that Covered Persons of UBS Global AM must follow in regard to their personal investing activities.  All Covered Persons are required to comply with the Code as a condition of continued employment.

Who is subject to the Code?

Covered Persons.  For purposes of this Code, Covered Person is defined as:

•	Each employee, officer and director of UBS Global AM, their spouses and members of their immediate families;3

•	An employee, officer or director of any UBS AG affiliate who is domiciled on the premises of UBS Global AM for a period of 30 days or more; and

•
Consultants and other temporary employees hired for a period of 30 days or more whose duties include access to UBS Global AM's technology and systems, and/or trading information in any form, unless they obtain a written exemption from the Compliance Department.  Consultants and other temporary employees who are employed for less than a 30-day period, but who have access to UBS Global AM's trading information, will be subject to the reporting requirements described in Appendix G.

Interested Directors of a Fund.  Directors of any Fund that is an Advisory Client (current Funds are listed on Appendix A) who are not Covered Persons but who are affiliated with another subsidiary of UBS AG (“Interested Directors”) are subject to the following sections of the Code, except if covered by “Independent Directors of a Fund” below:

Section 4.5	Lockout Period

Section 5.1	Initial Holdings Report and Certification

Section 5.2	Quarterly Transactions Report for Covered Persons and Interested Directors

Section 5.4	Annual Certification for Covered Persons, Interested Directors and Independent Directors

Independent Directors of a Fund.  Directors of a Fund who are not affiliated with UBS Global AM (“Independent Directors”) as well as Interested Directors who do not have access to non-public information regarding the Portfolio Holdings of any fund advised by UBS Global AM or who are not involved in making securities recommendations or have access to such recommendations that are not public are subject only to the following sections of the Code:

3Immediate family includes your spouse, children and/or stepchildren and other relatives who live with you if you contribute to their financial support.

UBS Global Asset Management - Americas: Code of Ethics

Section 4.5	Lockout Period

Section 5.3	Quarterly Transactions Report for Independent Directors

Section 5.4	Annual Certification for Covered Persons, Interested Directors and Independent Directors

2.         Types of Accounts

2.1	Covered Accounts

"Covered Account" includes any securities account (held at a broker-dealer, transfer agent, investment advisory firm, bank, or other financial services firm) in which a Covered Person has a beneficial interest or over which a Covered Person has investment discretion or other control or influence.4  Restrictions placed on transactions executed within a Covered Account also pertain to investments held outside of an account over which a Covered Person has physical control, such as a stock certificate.5

2.2	Joint Accounts

Covered Persons are prohibited from entering into a joint account with any Advisory Client.

2.3	Investment Clubs

Covered persons are prohibited from participating in investment clubs.

3.         Establishing Covered Accounts

3.1	Use of Authorized Brokers

Generally, Covered Persons may maintain a Covered Account only with authorized broker-dealers. The current list of Authorized Brokers, which is subject to change from time to time, is included in Appendix I.  Any exceptions to this rule must be approved in writing by the Compliance Department (See Appendix C for the appropriate form).  However, Covered Persons hired on or before December 31, 2001 and who maintain a Covered Account at an unauthorized broker-dealer that was opened on or before June 30, 2002 may continue to maintain the account with the unauthorized broker.  Covered Persons must obtain prior written approval from the Compliance Department to open a futures account.

Exceptions. The following Covered Accounts may be maintained away from an Authorized Broker without obtaining prior approval.  Note: Covered Persons are required to report all Covered Accounts pursuant to the Reporting and Certification Requirements of Section 5 below.

•
Mutual Fund Only Accounts.  Any account that  permits a Covered Person only to buy and sell shares of open-end mutual funds for which UBS Global AM does not serve as investment adviser or subadviser and cannot be used to trade any other types of securities like stocks or closed-end funds.

•
401(k) Plans.  Any account with a 401(k) retirement plan that a Covered Person established with a previous employer, provided that the investments in the plan are limited to pooled investment options (e.g., open-end mutual funds).  A 401(k) plan account that permits you to trade individual securities or invest in pools consisting of securities of a single issuer must be approved by the Compliance Department. The UBS SIP plan or any successor UBS 401(k) plan is not an excepted account within this definition.

4 Beneficial interest in an account includes any direct or indirect financial interest in an account.
5 Covered Accounts also include accounts for which a Covered Person has power of attorney, serves as executor, trustee or custodian, and corporate or investment club accounts.

UBS Global Asset Management - Americas: Code of Ethics

•	Investments in the Physical Control of a Covered Person. Covered Persons may maintain physical possession of an investment (for example, a stock certificate).

•	You must obtain approval to maintain the following Covered Accounts:

•
Investments Directly with Issuers (or their Transfer Agents).  Covered Persons may participate in direct investment plans that allow the purchase of an issuer's securities without the intermediation of a broker-dealer provided that  timing of  such purchases  is determined by the plan (e.g., dividend reinvestment plans ("DRIPS”)).  Such investments must be approved prior to the initial purchase of the issuer’s securities.  Once approved, you are not required to preclear purchases or sales of shares in the plan, although transactions and holdings must be reported.  However, if you withdraw the securities and hold a certificate or transfer them to a brokerage account, subsequent sales are subject to preclearance as well as the 30-day holding period.

3.2	Discretionary Accounts

Covered Persons must obtain Compliance Department approval in order to open discretionary securities accounts.  A discretionary account is one where all investment decisions are made by a third-party who is unrelated to the Covered Person or is not otherwise a Covered Person ("Discretionary Account").  Although Discretionary Accounts  are exempt from the provisions of Section 4 (Trading Restrictions) of this Code,  they are still  Covered Accounts and must comply with all other provisions of this Code, including this Section and Section 5 (Reporting and Certification Requirements).  In order to obtain necessary approval to open a Discretionary Account,  Covered Persons must provide the following to the Compliance Department:

•	A copy of the signed Investment Advisory Agreement and/or any other relevant documents creating the Account that demonstrate that the fiduciary has full investment discretion; and

•
A signed attestation (See Appendix F) that, if the Covered Person discusses any specific strategies, industries or securities with the independent fiduciary, the Covered Person will pre-clear any related trades that result from the discussion.  (Note that if no such discussions take place in advance of transactions, preclearance is not required).

The Compliance Department will review Discretionary Account trading for abuses and conflicts and reserves the right to cancel approval of a Discretionary Account and to subject all of the account’s trades to preclearance and other requirements of this Code.  Discretionary Accounts may not be used to undermine these procedures.

3.3	Reporting

Covered Persons must disclose all reportable accounts and investments within 10 calendar days after commencing employment or association with UBS Global Asset Management.  Covered Persons will be required to review and update their holdings, securities account transactions and confirm they have read and understand the Code of Ethics quarterly and annually thereafter.

Initial holdings information must be current as of a date not more than 45 days prior to your hire date.  Please note that you cannot conduct personal trades until you have received a log in and password from the iTrade System.

Covered Persons are responsible for notifying the Compliance Department at the time any Covered Account is opened and immediately upon making or being notified of a change in ownership or account number.  The notification should be submitted in writing to the Compliance Department and include the broker name, name of the account, the date the account was opened, account number (if new account) or, if the account number changed, the old number and the new number and the effective date of the change.

UBS Global Asset Management - Americas: Code of Ethics

3.4	Copying the Compliance Department on Statements and Confirms

The Compliance Department receives automatic feeds of trade confirmations and account statements from Authorized Brokers.  However, for accounts maintained away from Authorized Brokers, Covered Persons must arrange for the Compliance Department to receive directly from the executing broker-dealer, bank, or other third-party institution duplicate copies of trade confirmations for each transaction and periodic account statements for each Covered Account.  Covered Persons are not required to provide duplicate confirms and statements for Mutual Fund Only Accounts.

If You Cannot Arrange for Duplicate Confirmations or Statements.  You may wish to engage in a transaction for which no confirmation can be delivered to the Compliance Department (e.g., a transaction in a privately placed security or a transaction in individual stocks held in a 401(k) plan).  These types of transactions require the prior written approval of the Compliance Department and will involve additional reporting requirements.

4.         Trading Restrictions

4.1 Definition of Security

In this Code, the term ”security” means any interest or instrument commonly known as a security, whether in the nature of debt or equity, including but not limited to any option, futures contract, shares of registered open-end investment companies (mutual funds) advised or subadvised by UBS Global AM, warrant, note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or any participation in or right to subscribe to or purchase any such interest or instrument.  For purposes of these trading restrictions and the reporting requirements described in Section 5, the term security does not include direct obligations of the U.S. government , bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements), or shares of registered open-end investment companies (mutual funds) for which UBS Global AM does not serve as investment adviser or subadviser. (See Appendix (A) for a list of funds advised or subadvised by UBS Global AM).

4.2	Preclearance Requirements

Covered Persons must obtain prior written approval before purchasing, selling or transferring any security, or exercising any option (except as noted below).

•	The Process. The preclearance process is done electronically through iTrade or in the event the system is down, involves the following three steps:

•
Complete the Form.  Covered Persons must complete a Trade Request Form (See Appendix B) and submit it to the Compliance Department before making a purchase, sale or transfer of a security, or exercising an option.

•	Wait for Approval. The Compliance Department will review the form and, as soon as practicable, determine whether to authorize the transaction.

•	Execute Before the Approval Expires. A preclearance approval for a transaction is only effective on the day you receive approval (regardless of time).

•
If your trade is not fully executed by the end of the day, you must obtain a new preclearance approval before your order (or the unfilled portion of your order) can be executed.  Accordingly, limit orders and “good ‘til cancelled” instructions must be withdrawn by the end of the day, unless a new approval is obtained.

UBS Global Asset Management - Americas: Code of Ethics

•	Exceptions. Covered Persons do not need to preclear the following types of transactions. Please see the “Transaction Requirement Matrix” in Appendix H for a summary of the preclearance requirements.

-
Open-End Investment Company Shares (Mutual Funds), including funds offered within a 529 College Savings Plan.  Purchases and sales of mutual funds do not require preclearance and are not subject to the reporting requirements of Section 5.  However, certain holding period requirements apply to open-end registered investment companies advised or subadvised by UBS Global AM (see Section 4.3 herein).

-	Unit Investment Trusts (UITs). Purchases and sales of unit investment trusts do not require preclearance.

-
Exchange Traded Funds (ETFs).  Purchases and sales of Exchange Traded Funds that are based on a broad-based securities index do not require preclearance.  Transactions in all other ETFs, including industry or sector-based funds, must be precleared.

-
Certain Corporate Actions.  Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities do not require preclearance.

-
Rights.  Acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired through the rights offering and not through the secondary market.

-
UBS Savings and Investment Plan and Third Party 401(k) Plans.  Any transaction in these plans is generally exempt from the preclearance requirements, unless the plan permits a Covered Person to trade individual securities (e.g., shares of stock), in which case such transactions are subject to preclearance.

-
UBS AG Securities.  Transactions by Covered Persons in UBS securities6 generally are exempt from the preclearance requirements.  Covered Persons who are deemed company insiders are not eligible for this exception and must preclear all purchases and sales of UBS securities. In addition, any Covered Person who possesses material non-public information regarding UBS AG is prohibited from engaging in transactions in UBS securities.

-	Futures and Options on Currencies, Commodities and Broad Based Indices. A Covered Person is not required to preclear futures and options on currencies or on a broad-based securities index.7

-	Transactions in Discretionary Accounts. Except under certain circumstances, a Covered Person is not required to preclear transactions in a Discretionary Account.

-	NOTE: All transactions, including those exempt from the preclearance requirement (other than mutual funds), are subject to the reporting requirements (See Section 5).

6 Note that Independent Directors of a mutual fund managed or advised by ~~a~~ UBS Global ~~Advisor~~AM are prohibited from purchasing or otherwise acquiring or holding any security issued by UBS.

7 The term “Broad-based Securities Index” is not easily defined.  Generally, a Broad-based Securities Index covers a wide range of companies and industries.  Only futures and options on a Broad-based Securities Index are exempt from the pre-clearance requirement.  The Compliance Department will maintain a list of approved Broad-based Securities Indices and, if you are unsure as to whether a particular index qualifies under the Code, you should consult the Compliance Department.

UBS Global Asset Management - Americas: Code of Ethics

4.3	Frequency

In order to ensure that Covered Persons are not distracted from servicing Advisory Clients, Covered Persons should not engage in more than 20 transactions per month.  (Note: This does not include repetitive transactions such as rolling futures contracts or broad based ETF’s).

4.4	Holding Period

If a Covered Person is required to preclear a transaction in a security, he/she also must hold the security for at least 30 days.

As a result, Covered Persons may not:

•	buy a security or Related Investment within 30 days after selling that security or Related Investment; or

•	sell a security or Related Investment within 30 days after purchasing that security or Related Investment.

•	Please refer to the Transaction Requirement Matrix in Appendix H.

Related Investments are investments whose value is based on or derived from the value of another security, including convertible securities and derivative securities such as options, futures and warrants.

Exceptions.

a.	UITs although not subject to preclearance, must be held for at least 30 days.

b.	Shares of registered open-end investment companies advised or sub-advised by UBS Global must be held for at least 30 days.

c.	If a security has experienced a loss equal to at least 10% of the purchase price, the Covered Person may sell the security in less than 30 days, with prior approval from the Compliance Department.

d.	If you receive restricted stock as part of your compensation, you are not required to hold it for 30 days after it vests.

4.5	Lockout Period

•
General.  Investment Personnel8 are prohibited from buying, selling or transferring any security if they know that the security, or Related Investment, was purchased or sold on behalf of an Advisory Client five days or less prior thereto or will be purchased or sold on behalf of an Advisory Client within five days therefrom.  Personal trades in securities that are effected in close proximity to the addition or deletion of such security to or from a model will be closely scrutinized.  Pre-clearance through iTrade should not be equated with pre-clearance of conflicts.

(i)	Covered Persons are prohibited from executing a securities transaction on a day during which any client or fund has a pending or executed “buy” or “sell” in the same security.

(ii)
Trade Reversals.  Even if a personal transaction is pre-cleared, such personal transaction is subject to being reversed after-the-fact.  Furthermore, as indicated below, the Compliance Department may require any violator to disgorge any profits or absorb any losses associated with the relevant security.  In short, Covered Persons assume the risk (financial or otherwise) associated with any trade reversal.

8 “Investment Personnel” include Covered Persons who are portfolio managers, research analysts, traders and any other person who, in connection with his or her regular functions or duties, makes or participates in making recommendations to clients regarding the purchase or sale of securities or has functions or duties relating to the making of recommendations regarding purchases and/or sales.

UBS Global Asset Management - Americas: Code of Ethics

(iii)
Broad-based Securities Indices.  A Covered Person’s knowledge that a security will be purchased or sold by an account managed with a quantitative model that tracks the performance of a Broad-Based Securities Index, such as the S&P 500 or the Russell 1000, does not trigger the lockout period.  Futures and options transactions on Broad-based Securities Indices or currencies also are exempt from the lockout period.

(iv)	The Chief Compliance Officer may grant individual exceptions at his/her discretion.

•
Closed-End Funds.  Covered Persons, Interested Directors and Independent Directors are prohibited from buying, selling or transferring shares of any Closed-End Fund advised or sub-advised by UBS Global AM (as listed in Appendix A) within two weeks before or after any regularly scheduled Board meeting.  If a Board meeting is not considered a regularly scheduled meeting and notice of such meeting is provided within less than two weeks of the meeting date, the lockout period begins upon receipt of the notice and continues until two weeks after the meeting.

4.6	Prohibited Transactions

UBS Global AM views the following transactions as especially likely to create conflicts with Advisory Client interests. Covered Persons are therefore prohibited from engaging in the following transactions:

a.	Short Sales. Covered Persons are prohibited from entering into a net short position with respect to any security.

b.
Futures. Purchase or sale of futures that are not traded on an exchange, as well as options on any type of futures (exchange-traded or not) are prohibited. This prohibition does not apply to currency forwards (futures or otherwise).

c.
Securities Issued by Suppliers & Vendors.  Covered Persons who have information about or are directly involved in negotiating a contract with a supplier or vendor of UBS Global AM may not purchase securities issued by that supplier or vendor.

4.7	Initial Public Offerings

Covered Persons are prohibited from acquiring securities in an initial public offering (other than a new offering of a registered open-end investment company).

In the event that a Covered Person holds securities in a company that has announced that it will engage in an IPO, he or she must immediately notify the Compliance Department.

4.8	Investment in Partnerships and Other Private Placements

Covered Persons are permitted to acquire interests in general partnerships and limited partnerships, and to purchase privately placed securities, provided they obtain prior approval from the Compliance Department.  Once approved, additional capital investments (other than capital calls related to the initial approved investment) require a new approval.  Covered Persons requesting permission must complete the Private Placement Request Form (See Appendix D).

UBS Global Asset Management - Americas: Code of Ethics

4.9	Options

a.
Call Options:  A Covered Person may purchase a call option on an individual security or ETF only if the call option has a period to expiration of at least 30 days from the date of purchase and the Covered Person either (1) holds the option for at least 30 days prior to sale or (2) holds the option and, if exercised, the underlying security, for a total period of 30 days.  (Similarly, if you choose to exercise the option, you may count the period during which you held the call option toward the 30-day holding period for the underlying security or ETF.)

A Covered Person may sell ("write") a call option on an individual security or ETF only if he/she has held the underlying security (in the corresponding quantity) for at least 30 days (Covered Call).

b.
Put Options: A Covered Person may purchase a put option on an individual security or ETF only if the put option has a period to expiration of at least 30 days from the date of purchase and the Covered Person holds the put option for at least 30 days.  If a Covered Person purchases a put on a security he/she already owns (Put Hedge), he/she may include the time he/she held the underlying security towards the 30-day holding period for the put.

A Covered Person may not sell ("write") a naked put on an individual security or ETF.

c.
Options on Broad-Based Indices:  Covered Persons may purchase or sell an option on a Broad-based Securities Index ("Index Option") only if the option has a period to expiration of at least 30 days from the date of purchase or sale.  A Covered Person may buy or sell an Index Option with a period to expiration of less than 30 days from the date of purchase or sale to close out an open position only if he/she has held the position being closed out for at least 30 days or another exception under Section 4.3 (Holding Period) applies.

Note: Covered Persons must obtain preclearance approval to exercise an option on an individual security or ETF as well as to purchase or sell such an option.

4.10 Futures

A Covered Person may purchase and sell exchange-traded futures and currency forwards.

Purchases and sales of futures contracts on an individual security are subject to the lockout period (See Section 4.4 above).  Purchases and sales of all futures contracts are subject to the holding period requirement (See Section 4.3 above).

Note: Covered Persons must obtain preclearance approval to purchase or sell futures contracts on an individual security.

5.         Reporting and Certification Requirements

5.1	Initial Holdings Report and Certification

Within 10 days after a Covered Person commences employment, he/she must certify that he/she has read and understands the Code, that he/she will comply with its requirements, and that he/she has disclosed or reported all personal investments and accounts required to be disclosed or reported.  Interested Directors other than Covered Persons are also required to make this report within 10 days of becoming an Interested Director of a Fund.

Exceptions:  Covered Persons are not required to report holdings in:

UBS Global Asset Management - Americas: Code of Ethics

•	U.S. Registered Open-End Mutual Funds that are not advised or sub-advised by UBS Global AM (see Appendix A for a list of funds advised or subadvised by UBS Global AM).

•	U.S. Government Securities9

•	Money Market Instruments10

•	Accounts over which a Covered Person has no direct or indirect influence or control

However, Covered Persons are required to include in initial and annual holdings reports the name of any broker-dealer or bank with which the Covered Person has an account in which any securities are held for his/her direct or indirect benefit.

5.2	Quarterly Transactions Report for Covered Persons and Interested Directors

Within 30 days of the end of each calendar quarter, Covered Persons must file a report of all securities and U.S.-registered open-end mutual fund transactions for which UBS Global AM serves as adviser or subadviser on a Quarterly Transactions Report unless a duplicate confirmation or similar document was sent to the Compliance Department contemporaneously with the transaction.  In addition, Covered Persons are required to report any account opened during the quarter in which securities were held during the quarter (this includes accounts that hold those securities described above in Section 5.1).

5.3	Quarterly Transactions Report for Independent Directors

Independent Directors must file a Quarterly Transactions Report with the Compliance Department only if the Independent Director knew, or in the ordinary course of fulfilling his/her official duties as a director of a Fund should have known, that during the 15 days immediately preceding or following the date of a securities transaction in the Independent Director’s Covered Accounts that:

•	the security was purchased or sold by a Fund; or

•	a purchase or sale of the security was considered for a Fund.

Independent Directors must file these reports within ten days of the end of the calendar quarter in which the trade occurred.

5.4	Annual Certification for Covered Persons, Interested Directors and Independent Directors

Annually, Covered Persons, Interested Directors and Independent Directors must certify that they have read and understand the Code, that they have complied with its requirements during the preceding year, and that they have disclosed or reported all personal transactions/holdings required to be disclosed or reported.

6.         Administration and Enforcement

6.1	Review of Personal Trading Information

All information regarding a Covered Person’s personal investment transactions, including the reports required by Section 5, will be reviewed by the Compliance Department, and all violations will be reported to the Chief Compliance Officer. All such information may also be available for inspection by the Boards of Directors of the Funds, the Chief Executive Officer and Legal Counsel of UBS Global AM, any party to which any investigation is referred by any of the foregoing, a Covered Person's supervisor (where necessary), the Securities and Exchange Commission, any self-regulatory organization of which UBS Global is a member, and any state securities commission.

9 Covered Persons are required to report transactions in Fannie Maes and Freddie Macs.

10 Money Market Instruments include bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements.

UBS Global Asset Management - Americas: Code of Ethics

6.2	Annual Reports to Mutual Fund Boards of Directors and UBS Global CEOs

The Compliance Department will review the Code at least annually in light of legal and business developments and experience in implementing the Code.  The Compliance Department will prepare an annual report to the Boards of Directors of the Funds and the CEO of UBS Global AM that:

•
describes issues that arose during the previous year under the Code, including, but not limited to, information about material Code violations and sanctions imposed in response to those material violations;

•	recommends changes in existing restrictions or procedures based on the experience implementing the Code, evolving industry practices, or developments in applicable laws or regulations; and

•	certifies to the Boards that procedures have been adopted that are designed to prevent Access Persons11 from violating the Code.

6.3	Sanctions and Remedies

If the Compliance Department determines that a Covered Person or Fund Director has violated the Code, it may, in consultation with senior management, impose sanctions and take other actions deemed appropriate, including oral reprimand, issuing a letter of education, suspending or limiting personal trading activities, imposing a fine or adjusting compensation, suspending, demoting or terminating employment, and/or informing the Securities and Exchange Commission and/or other applicable regulatory authorities if the situation warrants.

As part of any sanction, the Compliance Department may require the violator to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade.  Senior management will determine the appropriate disposition of any money forfeited pursuant to this section.

11 “Access Person” is generally defined under Rule 17j-1 under the Investment Company Act to include any director or officer of a fund or its investment adviser, and any employee of a fund’s investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund’s portfolio securities or who has access to information regarding a fund’s future purchases or sales of portfolio securities.

UBS Global Asset Management - Americas: Code of Ethics

List of funds

The names listed in italics are the Trust names and the indented names are the fund names within each Trust.

UBS Cashfund Inc.

UBS Index Trust

UBS S&P 500 Index Fund (inactive)

UBS Investment Trust

UBS U.S. Allocation Fund

UBS Managed Municipal Trust
         UBS RMA New York Municipal Money Fund
         UBS RMA California Municipal Money Fund

UBS Master Series, Inc.
         UBS Money Market Fund

UBS Municipal Money Market Series
         UBS RMA New Jersey Municipal Money Fund

UBS RMA Money Fund, Inc.
         UBS RMA Money Market Portfolio
         UBS RMA U.S. Government Portfolio
         UBS Retirement Money Fund

UBS RMA Tax-Free Fund, Inc.

UBS Series Trust
U.S. Allocation Portfolio (inactive)

Master Trust

Prime Master Fund

Tax-Free Master Fund

Treasury Master Fund

The UBS Funds

UBS Absolute Return Bond Fund

UBS Dynamic Alpha Fund

UBS Emerging Markets Debt Fund

UBS Emerging Markets Equity Fund

UBS Global Allocation Fund

UBS Global Bond Fund

UBS Global Equity Fund

UBS Global Frontier Fund

UBS High Yield Fund

UBS International Equity Fund

UBS Global Asset Management - Americas: Code of Ethics

UBS U.S. Real Estate Equity Fund

UBS U.S. Bond Fund

UBS U.S. Equity Alpha Fund

UBS U.S. Large Cap Equity Fund

UBS U.S. Large Cap Value Equity Fund

UBS U.S. Mid Cap Growth Equity Fund

UBS U.S. Small Cap Equity Fund

UBS U.S. Small Cap Growth Fund

UBS Relationship Funds

UBS Absolute Return Bond Relationship Fund  (inactive)

UBS Absolute Return Investment Grade Bond Relationship Fund (inactive)

UBS Corporate Bond Relationship Fund

UBS Emerging Markets Debt Relationship Fund (inactive)

UBS Emerging Markets Equity Completion Relationship Fund

UBS Emerging Markets Equity Relationship Fund

UBS Enhanced Yield Relationship Fund (inactive)

UBS Global Aggregate Bond Relationship Fund (inactive)

UBS Global Equity Relationship Fund (inactive)

UBS Global (Ex-U.S.) Bond Relationship Fund (inactive)

UBS Global (Ex U.S.) All Cap Growth Relationship Fund

UBS Global Securities Relationship Fund

UBS High Yield Relationship Fund

UBS International Equity Relationship Fund

UBS Large Cap Select Equity Relationship Fund (inactive)

UBS Opportunistic Emerging Markets Debt Relationship Fund

UBS Opportunistic High Yield Relationship Fund (inactive)

UBS Opportunistic Loan Relationship Fund (inactive)

UBS Short Duration Relationship Fund (inactive)

UBS Small-Cap Equity Relationship Fund

UBS U.S. Bond Relationship Fund

UBS Cash Management Prime Relationship Fund

UBS U.S. Core Plus Relationship Fund (inactive)

UBS U.S. Equity Alpha Relationship Fund

UBS U.S. Equity Alpha Value Relationship Fund (inactive)

UBS U.S. Large-Cap Equity Relationship Fund

UBS U.S. Large Cap Growth Equity Relationship Fund

UBS U.S. Large Cap Select Growth Equity Relationship Fund (inactive)

UBS U.S. Large Cap Value Equity Relationship Fund (inactive)

UBS U.S. Securitized Mortgage Relationship Fund (inactive)

UBS U.S. Treasury Inflation Protected Securities Relationship Fund

UBS Global Asset Management - Americas: Code of Ethics

UBS PACE Select Advisors Trust

UBS PACE Alternative Strategies Investments

UBS PACE Global Fixed Income Investments

UBS PACE Global Real Estate Securities Investments

UBS PACE Government Securities Fixed Income Investments

UBS PACE High Yield Investments

UBS PACE Intermediate Fixed Income Investments

UBS PACE International Emerging Markets Equity Investments

UBS PACE International Equity Investments

UBS PACE Large Co Growth Equity Investments

UBS PACE Large Co Value Equity Investments

UBS PACE Money Market Investments

UBS PACE Municipal Fixed Income Investments

UBS PACE Small/Medium Co Value Equity Investments

UBS PACE Strategic Fixed Income Investments

UBS PACE Small/Medium Co Growth Equity Investments

UBS Collective Funds

UBS TargetRetirement 2045 Collective Fund Series I

UBS TargetRetirement 2035 Collective Fund Series I

UBS TargetRetirement 2025 Collective Fund Series I

UBS TargetRetirement 2015 Collective Fund Series I

UBS TargetRetirement Today Collective Fund Series I

UBS TargetRetirement 2045 Collective Fund Series II

UBS TargetRetirement 2035 Collective Fund Series II

UBS TargetRetirement 2025 Collective Fund Series II

UBS TargetRetirement 2015 Collective Fund Series II

UBS TargetRetirement Today Collective Fund Series II

UBS TargetRetirement 2045 Collective Fund Series III

UBS TargetRetirement 2035 Collective Fund Series III

UBS TargetRetirement 2025 Collective Fund Series III

UBS TargetRetirement 2015 Collective Fund Series III

UBS TargetRetirement Today Collective Fund Series III

UBS TargetRetirement 2045 Collective Fund Series IV

UBS TargetRetirement 2035 Collective Fund Series III

UBS TargetRetirement 2025 Collective Fund Series III

UBS TargetRetirement 2015 Collective Fund Series III

UBS TargetRetirement Today Collective Fund Series III

UBS Global Asset Management - Americas: Code of Ethics

Asset Allocation Funds

UBS Multi-Asset Portfolio Collective Fund

UBS Global Securities Collective Fund

UBS U.S. Balanced Collective Fund

UBS Extended Strategies Collective Fund

Global Equity Funds

UBS U.S. Large Cap Value Equity Collective Fund

UBS U.S. Large Cap Growth Equity Collective Fund

UBS U.S. Large Cap Equity Collective Fund

UBS U.S. All Cap Equity Collective Fund

UBS U.S. Large Cap Growth Select Equity Collective Fund

UBS U.S. Large Cap Select Equity Collective Fund

UBS U.S. Mid Cap Growth Equity Collective Fund

UBS U.S. Small Cap Growth Equity Collective Fund

UBS U.S. Small Cap Equity Collective Fund

Global Fixed Income Funds

UBS Global Bond Collective Fund

UBS Global Aggregate Bond Collective Fund

UBS Global (ex-U.S.) Bond Collective Fund

UBS Global (ex-U.S. and Japan) Bond Collective Fund

UBS Emerging Markets Bond Collective Fund

UBS Opportunistic Emerging Markets Bond Collective Fund

UBS ALIS Active Member Collective Fund

UBS ALIS Retired Member Collective Fund

UBS U.S. Pension Liability Active Member Collective Fund

UBS U.S. Pension Liability Retired Member Collective Fund

UBS Capital Efficient U.S. Pension Liability Active Member Collective Fund

UBS Capital Efficient U.S. Pension Liability Retired Member Collective Fund

UBS Global Asset Management - Americas: Code of Ethics

UBS Collective Funds

UBS ALIS Active Member Fund

UBS ALIS Retired Member Fund

UBS All Country World (Ex.-U.S.) Equity Fund

UBS Bond SurPlus Fund

UBS Capital Efficient U.S. Pension Liability Active Member Fund

UBS Capital Efficient U.S. Pension Retired Member Fund

UBS Cash Management Prime Fund

UBS Emerging Markets Completion Fund

UBS Emerging Markets Growth Equity Fund

UBS Enhanced Yield Fund

UBS Extended Strategies Fund

UBS Global (Ex-U.S.) All Cap Growth Equity Fund

UBS Global (Ex U.S. and Japan) Bond Fund

UBS Global (Ex-U.S.) Bond Fund

UBS Global (Ex-U.S.) Equity Fund

UBS Global (Ex-U.S.) Equity (Stock Only) Fund

UBS Global Ex-U.S.) Small Cap Growth Equity Fund

UBS Global Aggregate Bond Fund

UBS Global Bond Fund

UBS Global Equity Fund

UBS Global Real Estate Securities Equity Fund

UBS Global Securities Fund

UBS Multi-Asset Portfolio Fund

UBS Opportunistic Emerging Markets Bond Fund

UBS Securitized U.S. Mortgage Fund

UBS Short Duration Fund

UBS Stable Value Fund

UBS U.S. All-Cap Equity Fund

UBS U.S. Balanced Fund

UBS U.S. Bond Fund

UBS U.S. Core Plus Fund

UBS U.S. Equity Alpha Fund

UBS U.S. High Yield  Fund

UBS U.S. Large-Cap Equity Fund

UBS U.S. Large-Cap Growth Equity Fund

UBS U.S. Large-Cap Growth Select Equity Fund

UBS U.S. Large-Cap Select Equity Fund

UBS U.S. Large-Cap Value Equity Fund

UBS U.S. Long Duration Credit Fund

UBS U.S. Mid Cap Growth Equity Fund

UBS U.S. Pension Liability Active Member Fund

UBS U.S. Pension Liability Retired Member Fund

UBS Global Asset Management - Americas: Code of Ethics

UBS U.S. Real Estate Securities Equity Fund

UBS U.S. Small Cap Growth Equity Fund

UBS U.S. Small Cap Equity Fund

UBS Target Retirement 2045 Fund Series I, II, III, IV

UBS Target Retirement 2035 Fund Series I, II, III, IV

UBS Target Retirement 2025 Fund Series I, II, III, IV

UBS Target Retirement 2015 Fund Series I, II, III, IV

UBS Target Retirement Today Fund Series, I, II, III, IV

CLOSED-END FUNDS

Fort Dearborn Income Securities, Inc. (FDI)

Global High Income Fund Inc. (GHI)

Insured Municipal Income Fund Inc. (PIF)

Investment Grade Municipal Income Fund Inc. (PPM)

Managed High Yield Plus Fund Inc. (HYF)

Strategic Global Income Fund, Inc. (SGL)

FUNDS SUBADVISED BY UBS GLOBAL ASSET MANAGEMENT

Curian Capital US Large Cap Select Equity

EQ/UBS Growth and Income Portfolio

EQ Advisors Trust Growth and Income Portfolio

GuideStone Funds International Equity Fund

HFR UBS US Fundamental Equity Market Neutral4

ING UBS US Large Cap Equity Portfolio

John Hancock Trust Global Allocation Trust

JHT Large Cap Trust

JHF II Large Cap Fund

MFS Diversified Real Return Fund

Northern Multi-Manager International Equity Fund

NTCC Advisors for Employee Benefits Trust1

NTCC Advisors for Grantors Trust1

NTCC Embarg Retirement Pension Plan1

NTCC Sprint Retirement Pension Plan1

NTGA Central States International All-Cap Growth1

Pacific Life Fund (PLF) Large-Cap Growth Fund

Pacific Select Fund (PSF) Large-Cap Growth Portfolio

Principal Investors Fund, Inc. Partners LargeCap Value Fund I

Russell International Growth Portfolio1

RTC Russell International Fund

Russell International Equity Fund1

Russell International Developed Markets Fund

Russell Emerging Market Fund

RICplc The Continental European Fund

RICplc The Emerging Markets Equity Fund

UBS Global Asset Management - Americas: Code of Ethics

Transamerica UBS Large Cap Value

USAA Growth & Income Fund

SEI International Fixed Income Fund

Laudus Growth Investors US Large Cap Growth Fund

Little Harbor Investments, LLC Global ex-US All Cap Growth

Wilshire Large Cap Core 130/30 Fund

RVS VP UBS Large Cap Growth Fund (funding May 7, 2010)

RVS VP UBS US Large Cap Growth Fund

Wilmington Trust Fiduciary Services Company

WTFSC Global Securities Portfolio1

WTFSC Multi-Asset Portfolio1

WTFSC US Allocation Portfolio1

~~SEI~~WTFSC International Core Portfolio1

WTFSC S&P 500 Index Portfolio1

WTFSC Fixed Income Index 1

1 Collective Trust
2 UCIT
3 ERISA, separately managed
4 Other

UBS Global Asset Management - Americas: Code of Ethics

Trade Request Form

(please complete a trade request for each transaction)

I hereby request permission to ☐ BUY                                                                           ☐ SELL                      ☐ TRANSFER (check one)

the specified security in the company indicated below for my own account or other account in which I have a beneficial interest (direct or indirect) or legal title:

Account Number: ____________________                                                                                     Broker: _______________________

Name of Security: ___________________                                                                           Ticker Symbol: _________________

Number of shares, units or contracts or face amount of bonds:  _________________

I have read the current Code of Ethics and believe that the above transaction complies with its requirements.

To the best of my knowledge,

(i)	no Advisory Client has purchased or sold the security listed above during the last five days;

(ii)	the security indicated above is not currently being considered for purchase or sale by any Advisory Client; and

(iii)	the requested transaction will not result in a misuse of inside information or in any conflict of interest or impropriety with regard to any Advisory Client.

Additionally: (Please check any or all that apply)

□	This investment is being purchased or sold in a private placement (if so, please complete the “Private Placement Request Form”).

□
The proposed purchase of the above listed security, together with my current holdings, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company.  If this item is checked, state the beneficial interest you will have in the company’s voting securities after the purchase. ___________

I SHALL DIRECT MY BROKER TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE TRANSACTION.

PERMISSION IS EFFECTIVE ONLY ON THE DAY YOU RECEIVE APPROVAL.

Employee Signature:                                           _________________________________

Print Name: _______________________________                                                                                                           Date Submitted: _______________

Compliance Only

Reviewed by: ___________________________________________

UBS Global Asset Management - Americas: Code of Ethics

□           Approved                      □           Denied                                Date:______________________

UBS Global Asset Management - Americas: Code of Ethics

Outside Account Request Form

A Covered Person requesting an exception to maintain or establish an outside account must complete and submit this memorandum to the Compliance Department.  Once reviewed by Compliance, the Covered Person will be notified of the terms (if any) of the approval or denial.  Please be sure to attach any required documentation prior to submitting this form to the Compliance Department.

NOTE:  Except for the limited exceptions noted in the UBS Global Asset Management Code of Ethics, all Covered Accounts must be maintained at an Authorized Broker1.

A Covered Account is defined as: any account in which a Covered Person has a beneficial interest, and any account in which a Covered Person has the power, directly or indirectly, to make investment decisions and/or where the Covered Person acts as custodian, trustee, executor or a similar capacity.

1.	Name of Firm(s):

2.	Title2 of Account(s):

3.	Type of Account(s):

4.	Account Number(s)3

5.	Exceptions may only be granted in limited circumstances. Please check those that apply:

☐	A Covered Person is employed by another NYSE/NASD/NFA member firm.

☐	A previously acquired investment involves a unique securities product or service that cannot be held in an account with an Authorized Broker.

☐
The funds are placed directly with an independent investment advisory firm under an arrangement whereby the Covered Person is completely removed from the investment decision-making process. (Please attach a copy of the investment management agreement and other documentation granting discretionary authority)

☐	Other (please explain):

6.
A copy of the account(s) statement is attached to this memo. ☐ Yes ☐ No Account Not Open Yet ( if the account exists but no statement is attached, please attach additional documentation that explains why).

1           See Appendix I in the Code of Ethics for the current list of Authorized Brokers.
2           Name as it appears on the account.
3           If this request is to maintain an existing account(s), please list the account number(s).  If this request is to establish  new account(s) for which you do not have the account number(s), please write “New Account.”

UBS Global Asset Management - Americas: Code of Ethics

7.	Any other outside pertinent information that would be helpful in determining whether the request to maintain or establish an outside account should be approved.

______________________________________________________________________

______________________________________________________________________

Employee Signature: _____________________________________________________

Print Name: _________________________________   Date Submitted: ______________________

Compliance Only

Reviewed by: ________________________________

Date:____________________

UBS Global Asset Management - Americas: Code of Ethics

Private Placement Request Form

As provided in section 4.7 of the UBS Global Asset Management Code of Ethics, if a Covered Person wants to participate in a private placement or a limited partnership, he/she must complete this form and obtain the required approvals prior to investing.  A Covered Person may not participate in any partnership or private placement until he/she receives written permission from the Compliance Department.  Oral discussions do not constitute approval under any Circumstances.

Investment Information:

1.	Name of proposed investment: ___________________ Date of investment: ______________

2.	Nature of investment:

3.	Amount to be invested: _____________ # of shares: ___________ % ownership:

4.	Describe terms of investment:

□ Equity □ Debt □ Open-ended □ Specific Maturity date:______________

Lock-up period? ___________________________________

Further investment contemplated? __________________ Amount? _____________________

5.	Are you receiving any favorable terms? ____________________________________________

If Yes, please describe: _________________________________________________________

____________________________________________________________________________

6.	Describe how you found out and from whom about the above investment:

_____________________________________________________________________________

_____________________________________________________________________________

7.	Was this investment offered to you due to your affiliation with UBS Global?

□ Yes □ No

UBS Global Asset Management - Americas: Code of Ethics

8.	Do you have a position as officer of the company or other duties in connection with the investment?

□ Yes □ No

9.	Do you give investment advice to the company or any affiliate of the company?

□ Yes □ No If yes, please describe: _____________________________________

_______________________________________________________________________

10. Are you informed or consulted about investments made by the company?

□ Yes □ No Describe: _________________________________

11. How frequently will you receive statement/communications regarding the investment?

_______________________________________________________________________

12. Is the company privately/publicly held? □ Privately □ Publicly

13.  If privately held, are you aware of any plan to bring the company public?

      __________________________________________________________________________

14. Have you informed the company that you are a “restricted person” in the event of an IPO of securities?

___________________________________________________________________________

15. Is there connection(s) between the investment and UBS Global AM ?

□ Yes □ No

If yes, describe fully:____________________________________________________________

_____________________________________________________________________________

UBS Global Asset Management - Americas: Code of Ethics

16. To your knowledge, are there any UBS Global clients for whom this is an appropriate investment?

      □  Yes         □  No

If yes, describe fully:____________________________________________________________

      _____________________________________________________________________________

17.  Describe any UBS clients’ connections to this investment?

      _____________________________________________________________________________

18.  Are you aware of any conflict between your duties at UBS Global and this investment?

      □  Yes         □  No

If yes, describe fully:____________________________________________________________

Please attach any relevant reports/statements you can provide which describe this investment.

To the best of my knowledge, the information provided above is accurate.  I will notify the Compliance Department immediately of any material changes to the information provided above.

Employee Name (please print): ______________________________________________________

Signature:  _______________________________________________________________________

Date: _______________

UBS Global Asset Management - Americas: Code of Ethics

Memorandum

Date:

To:

Cc:

From:

Re:

Investment information:

This memo outlines the agreed process for advisory accounts with

_______________________________________________________________________________

has discretion over the investment management of your account(s) with them and has supplied a written summary of the current investment policy.

If you discuss specific strategies, industries or securities with them, you agree to pre-clear any related trades that result from your discussion.  As long as no discussions are held between you and

________________________________relating to specific investments in your account(s) in advance of a transaction, you will not be required to pre-clear your trades.  You will, however, continue to be required to submit duplicate forms and Quarterly and Annual Certifications.

In addition, if the nature of your account(s) changes from discretionary to some other type, you will immediately advise the Compliance Department.

Please acknowledge this understanding by signing below.

UBS Global Asset Management Employee Signature:

Signature: ___________________________________________________

Date: ___________________

Independent Investment Advisor Signature:

Signature: ____________________________________________________

Date: ______________________

Compliance Only

UBS Global Asset Management - Americas: Code of Ethics

Signature: _____________________________  Date: ______________________

UBS Global Asset Management - Americas: Code of Ethics

Consultants and Temporary Employees Reporting Requirements

Consultants and temporary employees who are employed for less than 30 days, but who have access to UBS Global's trading information are subject to the following sections of the Code:

                      Conflicts of Interest
 Regardless of the period of employment, Consultants and temporary employees are subject to the same fiduciary standards as all other Covered Persons.  Consequently, they must ensure that they do not put their interests ahead of Advisory Clients’ and avoid making personal decisions based on any knowledge/information they acquire as a result of their employment with UBS Global.  For further information, please refer to the Introduction to this Code of Ethics and/or contact the Compliance Department.

Section 2.1                       Report Covered Accounts to Compliance
Consultants and temporary employees are required to disclose the name, account number, and firm at which he/she maintains a brokerage account at the time he/she is hired.

Section 3.4                        Copy the Compliance Department on Trade Confirmations
Consultants and temporary employees are only required to provide duplicate trade confirmations for each transaction executed during the period of employment.

Section 4                      Trading Restrictions
Consultants and temporary employees are required to preclear all trades and all transactions are subject to the holding periods, lockout period requirements and other restrictions outlined in this section.

Section 5                      Reporting and Certification Requirements
Consultants and temporary employees who wish to trade options are required to submit a list of all personal investments holdings (Initial Holdings Report) at the time they are hired.

UBS Global Asset Management - Americas: Code of Ethics

Transaction Requirement Matrix

The following chart contains many of the common investment instruments, though it is not all-inclusive. Please refer to the Code of Ethics for additional information.

                                                                          PRECLEARANCE                                           REPORTING/HOLDING
TRANSACTION                                                                         REQUIRED?                                                REQUIRED?

Mutual Funds
      Mutual Funds (Open-End) not advised or                                                     No                                                                       No
           Subadvised by UBS Global
      Mutual Funds (Closed-End)                                                                            Yes                                                                      Yes
        Mutual Funds advised or subadvised                                                          No                                                                      Yes
           by UBS Global
      Unit Investment Trusts                                                                                    No                                                                       Yes
      Variable & Fixed Annuities                                                                             No                                                                        No

Equities
      UBS Stock                                                                                                         No                                                                         Yes
      Common Stocks                                                                                              Yes                                                                         Yes
      ADRs                                                                                                                 Yes                                                                       Yes
      DRIPS                                                                                                                 No                                                                        Yes
      Stock Splits                                                                                                         No                                                                       Yes/N/A
      Rights                                                                                                                  No                                                                       Yes
      Stock Dividend                                                                                                   No                                                                       Yes/N/A
      Warrants (exercised)                                                                                         Yes                                                                       Yes
      Preferred Stock                                                                                                   Yes                                                                      Yes
      IPOs                                                                                                                      Prohibited                                                         Prohibited
      Naked Shorts against a client position                                                           Prohibited                                                          Prohibited

Options (Stock)
      UBS (stock options)                                                                                          No                                                                       Yes
      Common Stocks                                                                                                 Yes                                                                      Yes
      Exchange Traded Funds                                                                                  Yes                                                                      Yes

Fixed Income
      US Treasury                                                                                                       No                                                                        No
      CDs                                                                                                                      No                                                                        No
      Money Market                                                                                                   No                                                                        No
      GNMA                                                                                                                 No                                                                       No
      Fannie Maes                                                                                                      Yes                                                                       Yes
      Freddie Macs                                                                                                     Yes                                                                       Yes

Bonds
      US Government                                                                                                 No                                                                         No
      Corporate                                                                                                            Yes                                                                      Yes
      Convertibles (converted)                                                                                  Yes                                                                     Yes
      Municipal                                                                                                           Yes                                                                       Yes

Private Placements                                                                                                Yes                                                                      Yes
Limited Partnerships                                                                                            Yes                                                                       Yes
Exchange-Traded Funds
Broad based ETFs1                                                                                    No                                                                         ~~Yes~~No
Industry or Sector Specific ETFs                                                               Yes                                                                       Yes
All other Exchange Traded Funds                                                             Yes                                                                     Yes

1 These are ETFs that are broadly diversified and based on a broad index.

UBS Global Asset Management - Americas: Code of Ethics

List of Authorized Brokers

1.	UBS Financial Services Inc.

2.	Fidelity Investments

3.	Charles Schwab & Company

4.	TD Ameritrade Investor Services, Inc.

UBS Global Asset Management - Americas: Code of Ethics

Employee Outside Affiliation/ Outside Business Form

1.	Name of company: ________________________________________________________

2.	Nature of business: ________________________________________________________

3.	Functions to be performed: __________________________________________________

4.	Is the company:

□ Privately Held	□ Publicly Traded

If publicly traded, where is its common stock traded (NYSE, AMEX, NASDAQ)? __________

5.	Will you have any position as a company officer? □ Yes □ No

6.	Position: ____________________________________________________________________

Amount of time to be spent: _____________________________________________________

7.	Has UBS Global AM or any subsidiaries asked you to serve as director? □ Yes □ No

(If no, please explain your reasons for wanting to serve as director)

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

8.	Do you provide or have you provided any service to the company which would conflict with your duties at UBS Global AM?	□ Yes □ No

If yes, please describe:

________________________________________________________________________________________________________________________________________________________

9.	Will you receive any director’s fees or other form of compensation (direct/indirect)?

□ Yes              □ No

a.) Amount:_________________________________________________

UBS Global Asset Management - Americas: Code of Ethics

b.) Is this amount standard (same for all directors)? □ Yes                                                                                                             □ No

If no, describe how and why it differs:

________________________________________________________________________________________________________________________________________________________

10.	Do you service any accounts at UBS Global AM for this entity? □ Yes □ No

Name	Account Number

_____________________________	________________________________

_____________________________	________________________________

_____________________________	________________________________

_____________________________	________________________________

11.	Does UBS Global AM or any subsidiaries do any business (e.g., brokerage, advisory, etc.) with the company?	□ Yes □ No

If yes, please answer the following:

a. Who services the account and receives commission? ________________________________

b. Will you get any payment or benefit from business generated? □ Yes □ No

c.	Will you personally direct or influence the placement of business? □ Yes □ No

d.	Does the Board of Directors play any direct role in deciding on specific investments or where brokerage business is placed? □ Yes □ No

e.	Will you sit on any committee involved with specific investment decisions or the placement of brokerage business? □ Yes	□ No

Employee	Compliance

Name:____________________	Name: _______________________

(Please Print)	(Please Print)

Signature: _________________	Signature: _____________________

UBS Global Asset Management - Americas: Code of Ethics

Date: _____________________	Date: _________________________

(Please complete a trade request for each transaction)

I hereby request permission to:

□ BUY	□ SELL	□ TRANSFER (check one)

the specified security in the company indicated below for my own account or other account in which I have a beneficial interest (direct or indirect) or legal title:

Account Number: _________________________                                                                                                Broker: _________________________

Name of Security: _________________________                                                                                                Ticker Symbol: ___________________

Number of shares, units or contacts or face amount of bonds: _________________________

I have read the current Code of Ethics and believe that the above transaction complies with its requirements.

To the best of my knowledge,

(i) no Advisory Client has purchased or sold the security listed above during the last five days;

(ii) the security indicated above is not currently being considered for purchase or sale by any Advisory Client; and

(iii) the requested transaction will not result in a misuse of inside information or in any conflict of interested or impropriety with regard to any Advisory Client.

Additionally: (Please check any or all that apply)

□	This investment is being purchased or sold in a private placement (if so, please complete the “Private Placement Request Form”)

□
The proposed purchase of the above listed security, together with my current holding, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company.  If this item is checked, state the beneficial interest you will have in the company’s voting securities after the purchase. _______________________

I SHALL DIRECT MY BROKER TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF  THE TRANSACTION.

PERMISSION IS EFFECTIVE ONLY ON THE DAY YOU RECEIVE APPROVAL.

UBS Global Asset Management - Americas: Code of Ethics
Employee Signature: ____________________________________________________

Print Name: ___________________________________________________________

Compliance Only

Reviewed by: ______________________________________________

□ Approved                                □ Denied                      Date:

UBS Global Asset Management - Americas: Code of Ethics

Compliance Department Approval:

□
Based upon the Covered Person’s responses on this Private Placement Request Form and any other information noted below* or attached hereto, the Compliance Department hereby approves the Covered Person’s request to participate because the investment appears to present no conflict of interest with his/her duties to UBS Global AM Advisory Clients.

□
Based upon the Covered Person’s responses on this Private Placement Request Form and any other information noted below* or attached hereto, the Compliance Department hereby disapproves the Covered Person’s request to purchase the private placement.

*Please provide any additional relevant information with respect to your approval of the request to purchase this private placement:

Compliance Name (please print): ___________________________________________________

Signature: ____________________________________________________________________

Date: _____________________